Exhibit 10.24 AMENDMENT TO TRANSITION AND SEPARATION AGREEMENT This Amendment (this "Amendment") is made and entered into as of January 10, 2026 (the “Amendment Effective Date”) by and between Inspire Medical Systems, Inc. (the "Company") and Richard J. Buchholz (the "Executive"). Reference is made to that certain Transition and Separation Agreement, dated August 26, 2025, by and between the Company and the Executive (the "Agreement"). This Amendment is intended to modify the Agreement on a targeted basis only, as set forth below. WHEREAS, the parties desire to amend specific provisions of the Agreement to provide for Executive to serve as the Company’s Interim Chief Financial Officer and be designated as the Company’s interim principal financial officer and interim principal accounting officer through the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2025; and WHEREAS, except as expressly amended herein, the Agreement shall remain in full force and effect. NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows: AMENDMENTS 1. Defined Terms; References. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement. References to sections herein are to sections of the Agreement unless otherwise indicated. 2. Amendments to Agreement. (a) Section 1 (Separation Date; Transition Period) of the Agreement is hereby amended and restated in its entirety as follows: 1. Separation Date; Transition Period. Executive's employment with the Company shall end effective as of the close of business on February 28, 2026, (the “Separation Date”), unless Executive's employment with the Company is terminated prior to such date pursuant to Section 1 of the Agreement, in which case, such termination date shall be deemed the Separation Date. During the period commencing on the Amendment Effective Date and continuing through the time the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 10-K”) is filed with the Securities and Exchange Commission (such period, the “Interim CFO Period”), Executive shall serve as the Company’s Interim Chief Financial Officer, reporting to the Company’s Chief Executive Officer and shall perform such duties as are customarily associated with such position or as mutually agreed with the Company’s Chief Executive Officer in light of the transition of his responsibilities, including, for the avoidance of doubt, serving as the Company’s interim principal financial officer and interim principal accounting officer. During the period commencing the day after the Interim CFO Period ends and through the remainder of the Transition Period, Executive shall serve in an advisory capacity to the Company. During the Transition Period (as defined below), Executive shall not be required to report to the

2 Company's offices except when reasonably necessary to fulfill his duties or obligations as required under this Agreement, or for specific, pre-determined meetings or events as may be mutually agreed upon by Executive and the Company. Throughout the Transition Period, Executive will dutifully and diligently perform the below responsibilities, including, but not limited to: (a) work on initiatives and projects that have been or will be assigned by the Company's Chief Executive Officer or his delegate; (b) provide the support required for the completion of the Company's 2025 audited financial statements and the timely filing of the 2025 10-K (including signing the 2025 10-K and providing customary certifications to the 2025 Form 10-K pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related certifications or signatures); and (c) assist with the transition of his responsibilities, including without limitation, meeting with Company personnel, answering questions from Company personnel, and transferring knowledge to Company personnel. Effective as of 11:59 p.m. Central Time on December 31, 2025, Executive shall and has resigned from his position as Chief Financial Officer of the Company, any and all other officer positions that he may hold with the Company, and any and all officer and director positions that he may hold with any of the Company's subsidiaries, affiliates, and related entities; provided, however, that during the Interim CFO Period, Executive serve as an officer of the Company and shall be designated as the Company’s interim principal financial officer and principal accounting officer. Executive will cooperate with the Company to complete, sign, and submit any and all documentation required by law or practice to effect these resignations and responsibilities. Nothing in this Amendment or the Agreement is intended to modify Executive's status as an at-will employee; the Company retains its right to terminate Executive for any lawful reason, with or without notice, at any time during the Transition Period. If the Company terminates Executive's employment for Cause (as defined in the Employment Agreement (as defined below)) or if Executive voluntarily resigns, in either case, during the Transition Period, Executive will not be eligible to receive the Separation Pay set forth in Section 3 of the Agreement. If the Company terminates Executive's employment for reasons other than Cause during the Transition Period, Executive will entitled to receive the Separation Pay set forth in Section 3 of the Agreement and subject to the conditions therein). After December 31, 2025, Executive shall be permitted to engage in outside business activities (on a part-time basis), including (A) the provision of part-time consulting services, or (B) service on the board of directors or advisory board of for-profit or not-for-profit organizations; provided, however, that any such activities shall be provided in compliance with Executive's obligations (1) not to compete with the Company, and (2) to disclose and avoid potential conflicts of interest. As used herein, “Transition Period” shall mean the period between the Effective Date and the Separation Date.

3 3. No Other Amendments; Confirmation. Except as expressly set forth in Section 2 above, the Agreement is unmodified and remains in full force and effect. The parties hereby ratify and confirm the Agreement, as amended by this Amendment. 4. Effectiveness. This Amendment will be effective as of the date hereof. 5. Governing Law. The terms of this Amendment shall be governed by the laws of the State of Minnesota and shall be construed and enforced thereunder. Any dispute arising under this Agreement shall be determined by a Minnesota court of appropriate jurisdiction. 6. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission (including PDF and DocuSign) shall be deemed original and binding. 7. Miscellaneous. (a) If any provision of this Amendment is held to be invalid or unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining provisions shall remain in full force and effect. (b) In the event of a conflict between this Amendment and the Agreement, the terms of this Amendment shall control with respect to the subject matter hereof. (c) Headings are for convenience only and shall not affect interpretation. [Remainder of Page Left Blank Intentionally]

4 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof. INSPIRE MEDICAL SYSTEMS INC. By: /s/ Timothy P. Herbert Name: Timothy P. Herbert Title: Chief Executive Officer EXECUTIVE /s/ Richard J. Buchholz Name: Richard J. Buchholz